EXHIBIT 2.1

                                 LEASE AGREEMENT

         This Lease Agreement (this "LEASE") is made and entered into this 29th day of August, 2003, by and among TARRANT MEXICO S. DE R.L. DE C.V. ("TARRANT MEXICO") represented herein by Mrs. Corazon Reyes in her capacity as Legal Representative with regard to the Equipment (as such term is defined below) and to the Premises (as such term is defined below), (Tarrant Mexico herein referred to as "LANDLORD") and ACABADOS Y CORTES TEXTILES S.A. DE C.V. ("Acabados y
Cortes Textiles") represented herein by Mr. Jose Kamel Nacif Borge in his capacity as Legal Representative (herein after referred to as "TENANT") according to the following recitals and sections:

                                    RECITALS

         A. Tarrant Mexico through its legal representative hereby states that:

                  a. Tarrant Mexico is an existing mercantile Mexican corporation incorporated in accordance with the laws of Mexico, through Public Deed Number 3303 dated April 16, 1998, issued by Lic. Jose Javier Leal G., Notary Public Number 111 for Monterrey, N.L., United Mexican States; and is the legal owner of the Equipment (as such term is defined below) subject to this Lease.

                  b. Tarrant Mexico and its legal representative have the necessary authority to enter into this Lease, which authority has not been limited or revoked in any manner whatsoever.

                  c. It is the owner of the Equipment (as such term is defined below) described in Section 1.2.

                  d. That is has a lease agreement entered into with Inmobiliaria Cuadros S.A. de C.V. in connection with the Premises (as such term is defined below) described in section 1.1 and that it has all the necessary authorizations from Inmobiliaria Cuadros to sublease the Premises.

                  e. It is his intention to enter this agreement with Tenant for purposes of leasing the Equipment (as such term is defined below) and subleasing the Premises to Tenant according to the terms and conditions described herein and that for purposes of this agreement it will be considered Landlord.

         B.       Tenant through its legal representative hereby states that:

                  a. Tenant is an existing mercantile Mexican corporation incorporated in accordance with the laws of Mexico, through Public Deed Number 51,507dated September 19, 2000, issued by Lic. Raul Name Neme, Notary Public Number 79, for the state of Mexico, United Mexican States.

                  b.       Tenant   and  its  legal   representative   have  the
necessary authority to execute this Lease, which authority has not been limited or revoked in any manner whatsoever.


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                  c.       It has the economic and financial means to enter this
agreement and it is his intention execute such agreement for purposes of leasing from Landlord the Equipment and Premises (as such terms are defined below) according to the terms and conditions described herein.


                                    SECTIONS

         1.       BASIC PROVISIONS

                  1.1. PREMISES: The premises (the "PREMISES") leased pursuant to this Lease consist of part of the real estate, buildings, parking areas, improvements and fixtures related to that certain denim and twill fabric manufacturing facility located at Lote 1 A,B,C, S/N, San Diego Xocoyucan, Corredor Industrial, Ixtlacuixtla, Tlaxcala, Mexico, C.P. 90700, including the real property known as: "(i) Predio Rustico sin Construccion, Lote Uno "C", ubicado en Sec. 4ta., del Fraccionamiento San Diego Xocoyucan, Ixtacuixtla, Tlax.; (ii) Predio Rustico sin Construccion, Lote Uno "B", Ubicado en Sec. 4ta., Fraccionamiento San Diego Xocoyucan, Ixtacuixtla, Tlax.; (iii) Lote Uno "A", del Ex-Rancho San Deigo Xocoyucan, Ixtacuixtla, Tlax., (iv) Lote Uno "C", en que se fracciono la Ex-Hacienda de San Diego Xocoyucan, Ixtacuixtla, Tlax.; (v) Lotes Uno "D" y Uno "E" del predio rustico conocido como Crustitla, de la Antigua Hacienda de San Diego Xocoyucan, Lardizabal, Tlax.; (vi) Lote de terreno No. 2, Seccion Cuarta del Frac. Hacienda de San Diego Xocoyucan, Ixtacuixtla, Tlax.";
(vii) Fraccion de lote de Terreno No. 2, de la Seccion Cuarta del Frac. Hacienda de San Diego Xocoyucan, Ixtlacuixtla, Talx;". The Premises are shown on the site plan ("SITE PLAN") attached hereto as EXHIBIT 1.1. Notwithstanding the foregoing, until the Lease Expansion Date (defined in SECTION 1.3.3), the premises leased pursuant to this Lease do not include the Retained Premises (defined in SECTION 1.3.1).

                  1.2. EQUIPMENT: The equipment consists of all machinery and equipment owned by Landlord and located at the Premises and used for the manufacture of wearing apparel (the "EQUIPMENT") described in Exhibit 1.2 herein. Notwithstanding the foregoing, until the Lease Expansion Date, the Equipment shall not include the Retained Equipment (defined in SECTION 1.3.2).

                  1.3.     RETAINED PREMISES AND RETAINED EQUIPMENT:

                           1.3.1.   Until the Lease Expansion Date, the premises
leased pursuant to this Lease do not include that portion of the Premises as show in the Site Plan and Exhibit 1.3.1 (the "RETAINED PREMISES"). Until the Lease Expansion Date, Landlord shall retain possession and occupation of and all rights to the Retained Premises, and Landlord shall retain and have nonexclusive rights to the "COMMON AREAS," which include all areas and facilities within the exterior boundary line of the Premises and interior utility raceways and installations within the Premises that are customarily made available in multi-tenant projects for the general nonexclusive use of the landlord and
tenants  and  their  respective  employees,   suppliers,   shippers,


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customers, contractors and invitees, including parking areas, restrooms, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

                           1.3.2.   Until  the   Lease   Expansion   Date,   the
equipment leased pursuant to this Lease does not include the equipment and machinery of Landlord and its affiliates in which GE Capital or BOA (each defined in SECTION 1.3.3) has a security interest pursuant to the GE Capital Loan Documents or the BOA Loan Documents (each defined in SECTION 1.3.3) (the "RETAINED EQUIPMENT"), which Retained Equipment is more fully described in
EXHIBIT 1.3.2. Until the Lease Expansion Date, Landlord shall retain possession of and all rights to the Retained Equipment.

                           1.3.3.   The "LEASE  EXPANSION  DATE"  means the date
which is thirty (30) days (or such earlier time specified by Landlord) following the date on which Landlord is able to lease the Retained Premises and Retained Equipment to Tenant without violating Landlord's or Landlord's affiliates' obligations to both (i) General Electric Capital Corporation ("GE CAPITAL") under that certain Loan Agreement, dated as of October 12, 1999 (which termination date is on October 2006), between GE Capital and Tarrant Apparel Group, and all agreements entered into in connection therewith (collectively, the "GE CAPITAL LOAN DOCUMENTS"), and (ii) Banc of America Leasing & Capital LLC ("BOA") under that certain Lease Intended as Security, dated as of November 3, 1999 (which termination date is on December 2005), between BOA and TAG MEX, Inc., and all agreements entered into in connection therewith (collectively, the "BOA LOAN DOCUMENTS"). From and after the Lease Expansion Date, the "Premises" and "Equipment" leased to Tenant hereunder shall automatically include the Retained Premises and the Retained Equipment without any further action of the parties hereunder (or additional amounts payable by Tenant for the Retained Premises and Retained Equipment), and Tenant shall thereafter have the right to possession and use of the Retained Premises and Retained Equipment on the terms and conditions set forth in this Lease.

                           1.3.4.   Until the Lease Expansion Date, Tenant shall
cooperate with Landlord in all respects to enable Landlord to enjoy possession and use of the Retained Premises and Retained Equipment, including, without limitation, enabling Landlord to obtain water, power, gas and other utilities for the Retained Premises, and otherwise operate the Retained Equipment on the Retained Premises in connection with the manufacture of apparel.

                  1.4. LEASE TERM: The lease term shall be for a mandatory term of six (6) years. The lease term shall begin on September 1, 2003 ("COMMENCEMENT DATE") and shall end at 5:00 p.m., local time, on September 1, 2009 ("LEASE TERM"), unless terminated sooner pursuant to any other provisions of this Lease. Upon termination of this Lease, Tenant shall leave and return the Premises and Equipment to Landlord without need of dispossession proceedings in accordance with Article 2078 of the Civil Code of the State of Tlaxcala, Mexico. Tenant hereby waives the provisions of Articles 2081 and 2083 of the Civil Code for the State of Tlaxcala, Mexico. If Tenant does not leave and return the Premises and the Equipment to Landlord upon termination of the Lease, in addition to Landlord's other available remedies, Tenant shall pay Landlord a holdover monthly base rent of two hundred percent (200%) of the Base Monthly Rent for the Premises and the Equipment in existence on the last day of the Lease Term, in the understanding that such payment shall not be considered or cause to be considered and extension


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of this Lease and  therefore  Tenant will have the  obligation  of returning the
Premises and Equipment upon request of Landlord.

                  1.5. BASE MONTHLY RENT: The Base Monthly Rent for the Premises and the Equipment shall be Six Hundred Twenty Five Thousand Dollars of the United States of America (US $625,000.00). Tenant shall pay the Base Monthly Rent to Landlord by delivering such amount in cash to Tenant or through a deposit to the following bank account: 0553-936-0045, Banco Nacional de Mexico S.A. at Plaza Xicotencatl, No. 8, Col. Centro, C.P. 90000, Tlaxcala, Tlax., or with certified check according to the terms established in Section 3.2.

                  1.6.     DELIVERY  OF   POSSESSION:   Landlord  shall  deliver
possession of the Premises and Equipment to Tenant on the Commencement Date. Landlord shall deliver possession of the Equipment to Tenant at the Premises.

                  1.7. ACCESS TO UTILITY SERVICES: At the Commencement Date, Landlord shall provide Tenant with access to utility services for the Premises and Equipment, including, but not limited to, sanitary sewer, water, gas and electricity, and telecommunications lines. From and after the Commencement Date, Tenant shall, at its cost, execute directly or indirectly with the suppliers of such services their respective contracts for the supplying of such services. Landlord shall have no responsibility or liability to Tenant for utility services from and after the Commencement Date. In the event that Tenant fails to pay on time and form the taxes related with such utility services, Tenant shall be responsible for and will pay the penalties, fines and expenses resulting therein.

                  1.8. DAYS: Whenever the term "days" is used in this Lease, it shall mean calendar days, except as provided otherwise.

                  1.9. Landlord may request to Tenant from time to time the documents and receipts evidencing timely payment of utility services fees and taxes related to the Premises and Equipment.

         2.       DEMISE AND POSSESSION

                  2.1. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises and Equipment described in SECTIONS 1.1 and 1.2 of this Lease.

                  2.2. Tenant acknowledges and agrees that, except as otherwise specifically provided for herein, Landlord is delivering the Premises and Equipment to Tenant under this Lease on an "as is" basis, without representations or warranties of any kind or nature, expressed, implied or otherwise, including, but not limited to, any representations or warranty concerning (i) the condition of the Premises or the Equipment, or (ii) the compliance of the Premises with building codes, applicable law, covenants or restrictions of record, regulations, or ordinances. Tenant further acknowledges that: (a) it has been advised by Landlord to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects) and the Equipment, and their suitability for Tenant's Intended Uses, (b) Tenant has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises and Equipment, and (c) Landlord has made no oral or written


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representations  or  warranties  with respect to said matters  other than as set forth in this Lease. Tenant agrees that the Premises and Equipment being delivered hereunder are in good and operational condition for Tenant's Intended Uses (as defined below), and Tenant therefore hereby waives the provisions contained in Paragraph VI of Article 2021 of the Civil Code of the State of Tlaxcala, Mexico.

                  2.3. Landlord and Tenant hereby agree that the Lease includes the use of the Premises and Equipment as a whole indivisible unit, and therefore the Lease Term applies in equal terms to the Premises and Equipment.

         3.       BASE MONTHLY RENT

                  3.1. Tenant shall pay the Base Monthly Rent during the Lease Term in legal currency of the United States of America or its equivalent in currency of Mexico based on the currency exchange rate as published in the Mexican Official Gazette on the business day immediately preceding the date the Base Monthly Rent is due.

                  3.2. The Base Monthly Rent shall be paid to Landlord on a monthly basis, without deduction or offset, in advance within the first five calendar days of each month to the bank account indicated in Section 1.5 or with certified check, or to such other account, person or address Landlord may designate and notify to Tenant in writing from time to time during the Lease Term. Tenant shall not for any reason whatsoever, withhold payment to Landlord of the Base Monthly Rent or any portion thereof.

                  3.3. In addition to the Base Monthly Rent, with each payment of Base Monthly Rent Tenant shall pay to Landlord the amount of any value added tax ("VAT") payable by Landlord with respect to such payment, which amount shall be in addition to the Base Monthly Rent.

                  3.4. Landlord shall provide Tenant with an invoice for the applicable Base Monthly Rent and VAT payable with respect thereto.

         4.       USE OF PREMISES

                  4.1. Tenant's use of the Premises and Equipment shall be restricted to activities related to the manufacturing of wearing apparel, which includes spinning, weaving, dyeing, cutting, sewing, finishing, distribution and storage of wearing apparel (the "TENANT'S INTENDED USES"). Tenant shall not use the Premises for any use other than Tenant's Intended Uses without the express prior written approval of Landlord. In the event that Tenant varies the use of the Premises and Equipment without Landlord's previous written consent, Tenant shall be liable for costs and damages originated therein.

                  4.2 Tenant is authorized to place its names on the building and the grounds and in any other customary location of the Premises in conformity with applicable laws, regulations and industrial park bylaws, if any.

                  4.3 Tenant will obtain all applicable municipal, state and federal authorizations and permits required to operate the Premises and Equipment for Tenant's Intended Uses.


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         5.       TAXES AND UTILITIES

                  5.1. VALUE ADDED TAX. Tenant shall pay the value added tax due with respect to the Base Monthly Rent and the use of the Premises and Equipment, at such times and in the manner provided for in SECTION 3.4.

                  5.2.     REAL PROPERTY TAXES.

                           5.2.1.   DEFINITION.  As used herein,  the term "REAL
PROPERTY  TAXES" shall  include any form of  assessment;  real estate,  general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Landlord in the Premises, Landlord's right to other income therefrom, and/or Landlord's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on the Equipment or any other machinery or equipment provided by Landlord to Tenant pursuant to this Lease.

                           5.2.2.   PAYMENT  OF  TAXES.   In  addition  to  Base
Monthly Rent, Tenant shall pay to Landlord an amount equal to the Real Property Tax installment due at least 20 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Tenant's share of such installment shall be prorated. Landlord may, in its discretion, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Landlord by Tenant monthly in advance with the payment of the Base Monthly Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. If the amount collected by Landlord is insufficient to pay such Real Property Taxes when due, Tenant shall pay Landlord, upon demand, such additional sum as is necessary. Advance payments may be intermingled with other moneys of Landlord and shall not bear interest.

                           5.2.3.   PERSONAL  PROPERTY TAXES.  Tenant shall pay,
prior to delinquency, all taxes assessed against and levied upon Equipment, Tenant owned alterations, utility installations, trade fixtures, furnishings, equipment and all personal property of Tenant. If any of the aforementioned property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to such property within 10 days after receipt of a written statement setting forth the taxes applicable to such property. In the event that Tenant fails to pay on time and form the taxes related with the Equipment, Tenant shall be responsible for and will pay the penalties, fines and expenses resulting therein.

                  5.3. UTILITIES AND SERVICES. Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. There shall be no abatement of rent and Landlord shall not be


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liable in any respect whatsoever for the inadequacy,  stoppage,  interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Landlord's reasonable control or in cooperation with governmental request or directions. In the event that Tenant fails to pay on time and form the taxes related with the Equipment, Tenant shall be responsible for and will pay the penalties, fines and expenses resulting therein.

         6.       MAINTENANCE AND REPAIR

                  6.1.     TENANT'S OBLIGATIONS.

                           6.1.1.   IN  GENERAL.  Subject to the  provisions  of
SECTIONS 6.2 and 9, Tenant shall, at Tenant's sole expense, keep the Premises, the Equipment, and all utility installations and alterations to the Premises in good order, functional condition and repair, including, but not limited to, all equipment or facilities, such as heating, ventilating and air conditioning systems ("HVAC"), plumbing, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises waiving the provisions of Articles 2023 and 2024 of the Civil Code of the State of Tlaxcala, Mexico. Tenant, in keeping the Premises and Equipment in good order, condition and repair, shall exercise and perform good maintenance practices. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Tenant shall, during the term of this Lease, keep the exterior appearance of the building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the building. Tenant agrees that all such improvements and repairs shall be at Tenant's sole expense and shall remain for the benefit of the Premises and Equipment hereby waiving the provisions contained in Articles 2030 and 2031 of the Civil Code of the State of Tlaxcala, Mexico.Tenant agrees in that the Premises described in Section 1.1., as of the beginning of this Lease, are well preserved and are received in good functional shape and upon termination of this Lease such Premises will be returned in equal good conditions as received by Tenant.

                  6.2      Tenant  agrees  in that the  Equipment  described  in
Section 1.2 , as of the beginning of this Lease, are well preserved and received in good functional conditions and upon termination of this Lease such Equipment will be returned in equal good conditions as received by Tenant. Tenant agrees that the Equipment will not be removed totally or partially from the Premises without the previous written consent from Landlord.

                           Tenant  agrees  in that  the  Premises  described  in
Section 1.1 , as of the beginning of this Lease, are well preserved and received in good functional conditions and upon termination of this Lease such Equipment will be returned in equal good conditions as received by Tenant.

                  6.3 FAILURE TO PERFORM. If Tenant fails to perform Tenant's obligations under SECTION 6.1, Landlord may enter upon the Premises after 10 days' prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform


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such obligations on Tenant's behalf,  and put the Premises and Equipment in good order, condition and repair, and Tenant shall promptly pay to Landlord a sum equal to 115% of the cost thereof.

                  6.4      LANDLORD'S OBLIGATIONS.  Subject to the provisions of
SECTION 9, it is intended by the parties hereto that except for maintenance and repair from natural tear and wear, Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises, the Equipment, or any other equipment therein, all of which obligations are intended to be that of the Tenant who hereby waives the provisions established in Articles 2023, 2029 and 2030 of the Civil Code of the state of Tlaxcala, Mexico. It is the intention of the parties that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises and the Equipment, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease. For purposes of this section, maintenance and repair from natural tear and wear will be interpreted as being those caused by natural environmental conditions that are not originated by the Pretended Uses of Tenant.

         7.       ENVIRONMENTAL

                  7.1. Tenant shall use the Premises and Equipment in compliance with all applicable laws, regulations, and ordinances including, without limitation, environmental laws, regulations, ordinances and the industrial park bylaws, and Tenant shall not use, generate, transport, refine, produce, process, store or dispose of any hazardous substances on, under or from the Premises and Equipment, except in compliance with the applicable environmental laws and regulations. If any claim is ever made against Landlord by any person or entity relating to any pollution or contamination from toxic or hazardous substances, asbestos, or any other chemicals or substances in amounts which exceed standards for public health or welfare as established and regulated by any local, state, or federal governmental authority (herein collectively referred to as "HAZARDOUS SUBSTANCES") present at the Premises during the Lease Term, all costs of removal incurred by, all liabilities imposed upon, and losses and damages suffered by Landlord because of the same shall be borne by Tenant, provided that such environmental contingencies herein referred result out of acts or omissions derived from Tenant's occupancy of the Premises, and Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against all such costs, liabilities, losses, and damages, including, without limitation, with respect to all third-party and/or authorities' claims for personal injury or property damage and other claims, actions, administrative proceedings, judgments, damages, lost profits, penalties, fines, costs, losses, attorneys' fees and expenses (through all levels or proceedings), consultants or experts fees, and all costs incurred in enforcing this indemnity.

                  7.2. Notwithstanding the foregoing and anything herein to the contrary, if any claim is ever made against Tenant by any person or entity (including any governmental authority) relating to any pollution or contamination from Hazardous Substances present at the Premises during such period while neither Tenant nor any of Tenant's affiliate was in possession of the Premises, all costs of removal incurred by, all liabilities imposed upon, and losses and damages suffered by Tenant because of the same shall be borne by Landlord, and Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against such costs, liabilities, losses and damages, including without limitation, with respect to any third party and/or authority's claim for personal injury or property damage and other claims, actions, administrative proceedings, judgments, damages, lost profits, penalties, fines, costs, losses, attorney's fees and expenses (through all levels or proceedings), consultants or experts fees, and all costs incurred in enforcing this indemnity.

                  7.3. This SECTION 7 and the indemnity obligations contained herein shall survive the termination of this Lease. Claims by either party against the other pursuant to this SECTION 7 shall be made in accordance with the requirements of SECTION 18 herein.

         8.       ALTERATION OF PREMISES

                  8.1. So long as no default by Tenant under this Lease exists, Tenant shall have the right, at any time during the Lease Term, to make reasonable non-structural alterations affixed to the building costing up to an amount of Fifty Thousand Dollars of the United States of America (US $50,000.00) per year (for these purposes the first year shall be counted as from the Commencement Date), without the written consent of Landlord. Any other alterations to the Premises shall require the prior written consent of Landlord. Notwithstanding the provisions of Article 2027 of the Civil Code of the State of Tlaxcala, Mexico, Landlord shall be entitled to make reasonable alterations to the Premises that do not interfere with Tenant's activities and work. For these purposes, no-structural alterations shall mean those that are not subject to permits from administrative authorities or others that involve variations requiring the authorization of an architectural project.

                  8.2. No alterations of the Premises by Tenant (whether structural or non-structural) shall reduce the value or structural integrity of the Premises. All such alterations of the Premises by Tenant shall be at Tenant's own cost and expense and shall be accomplished in compliance with all applicable laws, regulations, and ordinances. Tenant shall be responsible to pay all obligations necessary to keep the Premises free from any mechanics' and materialmen's liens on account of alterations of the Premises by Tenant.

                  8.3. All machinery and equipment other than the Equipment owned by Landlord, or other tangible personal property of whatsoever nature installed at the Premises by Tenant during the Lease Term, (excluding property affixed or other type of property which removal may cause damage to the Premises), shall continue to be the property of Tenant and shall be removed by Tenant at the expiration of the Lease Term.

                  8.4. In the event that Tenant varies the structure of the Premises without the previous written consent from Landlord, Tenant shall be liable for costs and damages originated therein.

         9.       DAMAGE OR DESTRUCTION

                  9.1.     DEFINITIONS.

                           9.1.1.   "PREMISES  PARTIAL DAMAGE" shall mean damage
or destruction to the Premises, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Landlord shall notify Tenant in writing within 30 days from the date of the damage or destruction as to whether or not the damage is partial or total.

                           9.1.2.   "PREMISES  TOTAL   DESTRUCTION"  shall  mean
damage or destruction to the Premises, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Landlord shall notify Tenant in writing within 30 days from the date of the damage or destruction as to whether or not the damage is partial or total.

                           9.1.3.   "INSURED   LOSS"   shall   mean   damage  or
destruction to the Premises, which was caused by an event required to be covered by the insurance described in SECTION 10.2, irrespective of any deductible amounts or coverage limits involved.

                           9.1.4.   "HAZARDOUS  SUBSTANCE  CONDITION" shall mean
the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in SECTION 7.1, in, on, or under the Premises which requires repair, remediation, or restoration.

                  9.2. PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Landlord shall, at Landlord's expense, repair such damage (but not Tenant's trade fixtures or Tenant owned alterations and utility installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, or if the Premises Partial Damage is due to flood or earthquake, then the Premises Partial Damage shall be subject to
SECTION 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either party.

                  9.3. PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Tenant, including lack of maintenance and repair (in which event Tenant shall make the repairs at Tenant's expense), Landlord may either:
(i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Tenant within 30 days after receipt by Landlord of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Landlord elects to terminate this Lease, Tenant shall have the right within 10 days after receipt of the termination notice to give written notice to Landlord of Tenant's commitment to pay for the repair of such damage without reimbursement from Landlord. Tenant shall provide Landlord with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Tenant does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

                  9.4. TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Tenant, Landlord shall have the right to recover Landlord's damages from Tenant.

         9.5.     ABATEMENT OF RENT; TENANT'S REMEDIES.

                  9.5.1.   ABATEMENT. In the event of Premises Partial Damage or
Premises Total Destruction or a Hazardous Substance Condition for which Tenant is not responsible under this Lease, the Base Monthly Rent payable by Tenant for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired. Tenant shall perform all of Tenant's other obligations hereunder, and Landlord shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

                  9.5.2. REMEDIES. If Landlord shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord, of Tenant's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Tenant gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "COMMENCE" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

         10.      INSURANCE

                  10.1. LIABILITY INSURANCE CARRIED BY TENANT. Tenant shall obtain and keep in force a Commercial General Liability policy of insurance protecting Tenant and Landlord as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and the Equipment and all areas appurtenant to the Premises. Such insurance shall be in accordance with a policy providing single limit coverage and annual aggregate coverage in amounts, and otherwise be on commercially reasonable terms, acceptable to Landlord. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

                  10.2. PROPERTY INSURANCE - BUILDING, IMPROVEMENTS, EQUIPMENT. Landlord shall obtain and keep in force a policy or policies in the name of Landlord, with loss payable to Landlord, any ground-lessor, and to any lender insuring loss or damage to the Premises and the Equipment. The amount of such insurance shall be equal to the full replacement cost of the Premises and the Equipment, as the same shall exist from time to time, but in no event more than the commercially reasonable and available insurable value thereof. Tenant owned alterations and utility installations, trade fixtures, and Tenant's personal property shall be insured by Tenant under SECTION 10.3 rather than by Landlord. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake). Said policy or policies shall otherwise be on commercially reasonable terms acceptable to Landlord.

                  10.3. TENANT'S PROPERTY. Tenant shall obtain and maintain insurance coverage on all of Tenant's personal property, trade fixtures, and Tenant owned alterations and utility installations. Such insurance shall be full replacement cost coverage. Such insurance shall be in accordance with a policy providing single limit coverage and annual aggregate coverage in amounts, and otherwise be on commercially reasonable terms, acceptable to Landlord. Tenant shall use the proceeds from any such insurance for the replacement of personal property, trade fixtures, and Tenant owned alterations and utility installations. At Landlord's request, Tenant shall provide Landlord with written evidence that such insurance is in force.

                  10.4. INSURANCE POLICIES. Any United Mexican States insurer approved in writing by Landlord may issue any insurance required by this Lease from Tenant. Tenant shall not do or permit to be done anything which invalidates the required insurance policies. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Landlord. Tenant shall, at least 30 days prior to the expiration of such policies, furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less.

         11.      LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

                  If at any time during the Lease Term, Tenant fails to perform one or more of its obligations under this Lease, Landlord, after twenty (20) days written notice to Tenant (or without notice in the case of Emergency), and without waiving or releasing the Tenant from any of its obligations under this Lease, may, but shall be under no obligation to, perform acts which Tenant is required to perform under this Lease and may enter the Premises for such purpose to perform all such actions as may be necessary. Tenant shall reimburse to Landlord all sums reasonably paid by Landlord and all reasonable costs and expenses incurred by Landlord in connection with the performance of any such obligations of Tenant.

                  For purposes of this Lease an "Emergency" shall be considered to be a situation in which if a repair or maintenance is not made immediately at any given time other damages would be caused to the Premises or any part thereof.

         12.      TENANT'S RIGHT TO PERFORM LANDLORD'S OBLIGATIONS

                  If at any time during the Lease Term, Landlord fails to perform one or more of its obligations under this Lease, Tenant after twenty
(20) days written notice to Landlord (or without notice in the case of an emergency), may, but shall be under no obligation to, perform any act which Landlord is required to perform in accordance with this Lease and may take all such actions thereon as may be necessary. Landlord shall reimburse to Tenant all sums reasonably paid by Tenant and all reasonable costs and expenses incurred by Tenant in connection with the performance of any such obligations of Landlord.

         13.      DEFAULT BY TENANT

                  Tenant shall be in default of this Lease if at any time during the Lease Term (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency, or other proceedings in law, or before any administrative tribunal which have or might have the effect of preventing Tenant from complying with the terms of this Lease):

                  13.1. Tenant fails to make payment of any installment of Base Monthly Rent or of any other sum specified in this Lease or in any of the Additional Lease Agreements (defined below) to be paid by Tenant or any Affiliate of Tenant, within fifteen (15) days of delivery of Landlord's written notice to Tenant of such failure; PROVIDED, HOWEVER, Landlord shall be obligated to give Tenant only three (3) notices in any calendar year during the Lease Term and thereafter during said calendar year Tenant shall be in default if Tenant fails to make payment when due, it being understood that whether or not notice is given, all payments of monies shall accrue interest at the Prime Rate determined by Citibank, N.A., New York, multiplied by one and one-half (1.5), where the Prime Rate shall be up dated every 180 days and shall apply until payment is effectively made (the "DEFAULT RATE"); or

                  13.2. Tenant fails to observe or perform any of its other covenants, agreements, or obligations under this Lease or any of the Additional Lease Agreements (other than the payment of money, which is governed by SECTION 13.1), and such failure is not cured within thirty (30) days after Landlord's written notice to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for performance, then Tenant will not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion within ninety (90) days thereafter; or

                  13.3. Tenant has abandoned the Premises for 30 days or more.

Tenant will be liable for civil and penal damages with regard to the lack of truth and veracity of the information delivered in this lease, including but not limited to information concerning the economic solvency that enables it to enter into this Lease.

                  For purposes hereof, "ADDITIONAL LEASE AGREEMENTS" means the lease agreements for real property and personal property described on EXHIBIT 13 to this Lease, which Additional Lease Agreements are being entered into simultaneously between Tenant and Landlord (and/or their respective affiliates).

                  13.4 In the event of default by Tenant to any of the provisions of this section or any other obligation under this Lease, Landlord, without prejudice of any other remedy available in the applicable laws, may proceed with any of the actions described in Section 14 of this lease, being liable of any costs (including attorney fees) that may result.

         14.      REMEDIES OF LANDLORD

                  14.1.    In the event of default by Tenant,  as  described  in
SECTION 13 of this Lease, Landlord, at its sole option, shall have the following rights:

                           14.1.1.  Terminate  Tenant's  right to  possession of
the Premises and Equipment by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord without need of dispossession proceedings. In such event Landlord shall be entitled to recover from Tenant: (i) the unpaid Base Monthly Rent which had been earned at the time of termination; (ii) the unpaid amount of Base Monthly Rent for the balance of the Lease Term from the date of such termination notice payable upon demand; and (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises;

                           14.1.2.  The  right to  continue  this  Lease in full
force and effect, without terminating Tenant's right to possession of the Premises and Equipment, in which event Landlord shall have the right to collect the Base Monthly Rent and other charges when due; and

                           14.1.3.  The right to pursue any other  remedy now or
hereafter available under the laws or judicial decisions of the jurisdiction wherein the Premises and Equipment are located. The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant's occupancy of the Premises or use of the Equipment.

                  14.2. The waiver by Landlord of any breach or default of Tenant hereunder shall not be a waiver of any preceding or subsequent breach of the same or any other term. Acceptance of any rent payment shall not be construed to be a waiver by the Landlord of any preceding breach by Tenant. For these purposes, a waiver shall mean a written manifestation by Landlord waiving to any remedy or action to which it may be entitled according to this Lease or the applicable laws.

                  14.3. All past due amounts owed by Tenant under the terms of this Lease shall bear interest at the Default Rate established in Section
31.1 and shall apply until payment is effectively made and shall be payable by Landlord to Tenant within ten (10) days after demand therefor.

         15.      DEFAULT BY LANDLORD AND TENANT'S REMEDIES

                  In the event of any default by Landlord hereunder, Tenant shall give Landlord notice of such default and Landlord shall have thirty (30) days after such notice to cure such default; PROVIDED, HOWEVER, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord will not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion within ninety (90) days thereafter. In the event of a default by Landlord and the expiration of the aforesaid period during which Landlord may cure such default, in addition to any other rights or remedies provided for herein or at law, including any brokerage fees and court costs and reasonable attorneys fees, Tenant, at its sole option, may terminate this Lease upon notice by Tenant to Landlord and all rental obligations shall be thereby terminated.

         16.      ACCESS OF LANDLORD TO THE PREMISES

                  Tenant shall allow Landlord and its authorized representatives, access to the Premises during reasonable business hours to inspect the Premises and Equipment. Landlord shall have the right to enter the Premises at any reasonable time during usual business hours at any time within six (6) months prior to the termination of the Lease Term in order to show the Premises and Equipment to prospective future tenants. Notwithstanding the foregoing, Landlord, its employees, or agents shall have the right to enter the Premises at all times without notice to Tenant in the event of an Emergency.

         17.      INDEMNIFICATION

                  17.1. Except to the extent that there is a written waiver of rights of recovery by Tenant against Landlord and except that Tenant's rights against Landlord with respect to Hazardous Substances at the Premises shall be exclusively governed by the provisions of SECTION 7 of this Lease, Landlord shall indemnify and defend Tenant from and against any liabilities, damages, judgments, expenses, and costs (including, without limitation, legal fees) for which Tenant is held responsible, or which are incurred by Tenant, in connection with third party claims against Tenant as a result of any act or omission of Landlord, its agents, or employees or any breach by Landlord of Landlord's obligations under this Lease; PROVIDED, HOWEVER, the foregoing obligation of Landlord to indemnify and defend Tenant shall be inapplicable to the extent that any liabilities, damages, judgments, expenses, and costs (including, without limitation, legal fees) for which Tenant is held responsible, or which are incurred by Tenant, result from the negligent or unlawful acts of Tenant, its agents, or employees.

                  17.2. Except to the extent that there is a written waiver of rights of recovery by Landlord against Tenant and except that Landlord's rights against Tenant with respect to Hazardous Substance at the Premises shall be exclusively governed by the provisions of SECTION 7 of this Lease, Tenant shall indemnify and defend Landlord from and against any liabilities, damages, judgments, expenses, and costs (including, without limitation, legal fees) for which Landlord is held responsible, or which are incurred by Landlord, in connection with third party claims against Landlord as a result of any act or omission of Tenant, its agents, employees or any breach by Tenant of Tenant's obligations under this Lease; PROVIDED, HOWEVER, the foregoing obligation of Tenant to indemnify and defend Landlord shall be inapplicable to the extent that any liabilities, damages, judgments, expenses, and costs (including, without limitation, legal fees) for which Landlord is held responsible, or which are incurred by Landlord, result from the negligent or unlawful acts of Landlord, its agents, or employees.

                  17.3. A party ("INDEMNIFIED PARTY") entitled to be indemnified by the other party ("INDEMNIFYING PARTY") pursuant to SECTION 17.1 or SECTION 17.2 of this Lease shall promptly and in writing notify the Indemnifying Party of such claim for indemnification specifying in such notice the nature of such claim. Also, in the event that any legal proceeding shall be instituted or any claim or demand shall be asserted by a third party in respect of which an Indemnifying Party is obligated pursuant to the provisions of
SECTION 17.1 or SECTION 17.2 of this Lease or SECTION 7 of this Lease to indemnify and hold harmless an Indemnified Party, the Indemnified Party shall with reasonable promptness after obtaining knowledge of such proceeding, claim, or demand give written notice thereof to the Indemnifying Party who shall then have the right at the Indemnifying Party's option and expense to be represented by counsel of such party's choice in connection with such matter to defend against, negotiate, settle, or otherwise deal with any such proceeding, claim, or demand; provided, however, that without the prior written consent of the Indemnified Party (whose consent shall not be unreasonably withheld or delayed) the Indemnifying Party shall not consent to the entry of any judgment in or agree to any settlement of any such matter; and provided further that, in addition to legal counsel retained and paid for by the Indemnifying Party, the Indemnified Party may retain separate counsel at such party's own expense to represent such party in connection with any such proceeding, claim, or demand. Failure by the Indemnifying Party to notify the Indemnified Party of the former's election to defend any proceeding, claim, or demand with respect to which indemnity is sought within thirty (30) days after notice thereof shall have been given to the Indemnifying Party by the Indemnified Party shall be deemed a waiver by the Indemnifying Party of such party's right to defend against any such matter. If the Indemnifying Party assumes the defense of any such proceeding, claim, or demand against the Indemnified Party, the Indemnifying Party shall take or cause to be taken all steps necessary in connection with such defense, and the Indemnified Party shall in all events be entitled to indemnity with respect to such matter as provided in this SECTION 17. In the event that any legal proceeding shall be instituted or any claim or demand shall be asserted by a third party in respect of which an Indemnifying Party is obligated to indemnify and hold an Indemnified Party harmless and in the event that the Indemnifying Party does not elect to defend any such proceeding, claim, or demand, the Indemnified Party may defend against, settle, or otherwise deal with any such proceeding, claims, or demand in such manner as the Indemnified Party in good faith deems appropriate, and the Indemnifying Party shall be liable for indemnification with respect to such matter including, without limitation, the costs of such defense except that the Indemnified Party shall not settle any such legal proceeding without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed. In the event of any proceeding, claims, or demand by a third party with respect to which a claim for indemnification is made hereunder, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.

                  17.4. Notwithstanding anything in this SECTION 17 or elsewhere in this Lease to the contrary, Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business or for any loss of income or profit therefrom.

         18.      LABOR RESPONSIBILITIES

                  Tenant agrees that all obligations to Tenant's employees under applicable Mexican laws and regulations arising out of use of the Premises by Tenant during the Lease Term shall be the sole and exclusive responsibility of Tenant, including, without limitation, such legal obligations, if any, to all personnel employed by Tenant at the Premises, whether unionized or not, confidential, temporary, or other (including any subcontractors), and payment or fees to the Mexican Social Security Institute, Sistema de Ahorro para el Retiro
(SAR), INFONAVIT or any other applicable taxes, fees or duties.

         19.      ATTORNEYS' FEES/COLLECTION CHARGES

                  In the event of any legal action or proceeding between the parties hereto, reasonable attorneys' fees and expenses of the prevailing party in any such action or proceeding


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


will be added to the judgment thereon. All past due amounts owed by either party to the other under the terms of this Lease shall bear interest at the Default Rate established in Section 31.1.

         20.      SEVERABILITY

                  If any provisions of this Lease is found to be unenforceable, all other provisions shall remain in full force and effect to the extent permissible under applicable law.

         21.      WAIVER

                  The failure of either party hereto to insist in any one or more cases upon the strict performance of any term, covenant, or condition of this Lease by the other party hereto shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term, or condition, and no delay or omission by either party to seek a remedy for any breach of this Lease by the other party shall be deemed a waiver by such party of its remedies or rights with respect to such a breach by the other party.

         22.      AMENDMENT OF LEASE; ASSIGNMENT AND SUBLETTING

                  22.1. AMENDMENT. No amendment or modification of this Lease shall be valid or effective unless made pursuant to a written amendment of this Lease signed by duly authorized agents of both Landlord and Tenant.

                  22.2. NO ASSIGNMENT OR SUBLETTING BY TENANT. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or encumber or sublet all or any part of Tenant's interest in this Lease or in the Premises or Equipment without Landlord's prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion. A change in the control of Tenant shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Tenant shall constitute a change in control for this purpose.

                  22.3. DEFINITION OF LANDLORD. The term "LANDLORD" as used herein shall mean the owner or owners at the time in question of the Premises and Equipment or the fee title to the Premises or the Equipment, as the case may be. In the event of a transfer of Landlord's title or interest in the Premises, the Equipment or this Lease, the rights and obligations under this Lease will be subrogated in favor of the new Landlord upon receipt of written notice to Tenant of such transfer or property, and the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Landlord. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinabove defined.

         23.      NOTICES

                  All notices permitted or required by this Lease shall be in writing, sent by recognized overnight courier or hand delivered or by facsimile transmission provided that there is electronic confirmation of receipt by the sender's telecopier, and shall be deemed duly given when actually received by the party to whom it is sent, addressed as follows:


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


                  IF TO LANDLORD:

                  Lote 5,6,7, 15 Calle "C" Manzana 6
                  Parque Industrial Puebla 2000; Puebla, Pue.
                  Mexico, C.P. 72220IF TO TENANT:



                  IF TO TENANT:

                  Lote 1 A,B,C, S/N, San Diego Xocoyucan
                  Corredor Industrial, Ixtlacuixtla, Tlaxcala, Tlaxcala, Mexico, C.P. 90700


Either party may change its address by means of prior written notice to the other party as provided above.

         24.      APPLICABLE LAW

This Lease shall be governed by and construed in accordance with the laws of the State of Tlaxcala, Mexico, without regard to conflicts of law principles of such jurisdiction.

         25.      JURISDICTION

                  25.1 The parties executing this Lease, agree in that with regard to any dispute arising from a breach of contract from Tenant , parties hereto irrevocably submit to the competent courts sitting in the State of Tlaxcala, Mexico or in the City of Los Angeles, California, United States of America. The parties also agree in that with regard to any dispute arising from a breach of contract from Landlord, parties hereto irrevocably submit to the competent courts sitting in the state of Tlaxcala, Mexico. The parties, hereby waive to any rights they may have to any other jurisdiction by reason of their present or future domiciles.

         26.      MISCELLANEOUS PROVISIONS

                  26.1 Whenever the singular number is used in this Lease and when required by the context, the same will include the plural, and the masculine gender will include the feminine and neuter genders, and the word "person" will include any corporation, firm, partnership, or association.

                  26.2 All monetary payments due and paid hereunder shall be paid in currency of the United States of America or its equivalent in currency of Mexico considering a currency exchange rate as published in the Mexican Official Gazette on the business day immediately preceding the date such payment is due.

                  26.3 The headings or titles to sections of this Lease are not a part of this Lease and will not affect the construction or interpretation of any part of this Lease.


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


                  26.4 The terms and provisions of this Lease shall be binding upon and inure to the benefit of the respective party's successors and permitted assigns.

                  26.5 Except as otherwise expressly provided in this Lease, all covenants and agreements to be performed by either party under any of the terms of this Lease will be performed by such party at such party's sole cost and expense.

                  26.6 Tenant agrees that at the expiration of the Lease Term (including any extension thereof), it will deliver to Landlord peaceable possession of the Premises and the Equipment. No holding over by Tenant or acceptance of the Base Monthly Rent or other charges by Landlord shall operate as a renewal or extension of this Lease without the written consent of Landlord.

                  26.7 Whenever the term Premises is referred to in this Lease, it shall also include any improvements thereon.

                  26.8 This Lease is signed in English and Spanish versions. The parties agree to ratify before a Mexican notary public the Spanish version of this Lease and to execute such Spanish version of the Lease in a public deed if the applicable regulations provide so, in which case, the parties hereby appoint Mr. Jorge Echevarria Vazquez, Mrs. Amparo Yabar Drake and or Mr. David Rodriguez Santos in order so that any of them either jointly or separately appears before a Notary Public to sign the corresponding public deed. The Spanish version of this Lease shall be the operative agreement in all respects and shall control in the event of a conflict with the English version of this Lease.



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


         IN WITNESS WHEREOF, duly authorized agents respectively of Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first written above.



                                     TARRANT MEXICO S. DE R.L. DE C.V.
                                      (Landlord)

                                     By:   /S/ MRS. CORAZON REYES
                                          --------------------------------------
                                          Mrs. Corazon Reyes
                                          Authorized Representative



                                     ACABADOS Y CORTES TEXTILES S.A. DE C.V.
                                    (Tenant)

                                    By:   /S/ JOSE KAMEL NACIF BORGE
                                         ---------------------------------------
                                          Jose Kamel Nacif Borge
                                          Authorized Representative



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